EXHIBIT 10.47

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Confidential information has been omitted in places marked “*****” and has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PURCHASE AND SALE AGREEMENT

between

Orano Cycle

and

UNITED STATES ENRICHMENT CORPORATION

Orano Cycle CONTRACT NO. C18 012 CEN SW 00
USEC CONTRACT NO. EC-SC01-18MI03174

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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
USEC CONTRACT NO. EC-SC01-18MI03174

Table of Contents
Page

ARTICLE 1 – DEFINITIONS1
ARTICLE 2 – TERM5
ARTICLE 3 – SCOPE5
ARTICLE 4 – ENRICHED PRODUCT DELIVERY AND WITHDRAWAL10
ARTICLE 5 – FEED MATERIAL DELIVERIES18
ARTICLE 6 – PRICES AND PAYMENT22
ARTICLE 7 – TAILS MATERIAL28
ARTICLE 8 – REPRESENTATIONS AND WARRANTIES28
ARTICLE 9 – FORCE MAJEURE30
ARTICLE 10 – NUCLEAR LIABILITY31
ARTICLE 11 – OTHER LIABILITY33
ARTICLE 12 – GOVERNMENTAL AUTHORIZATIONS AND REQUIREMENTS34
ARTICLE 13 – ENTIRE AGREEMENT; TERMINATION OF PRIOR AGREEMENTS35
ARTICLE 14 – TERMINATION AND SUSPENSION35
ARTICLE 15 – ASSIGNMENT AND TRANSFER OF INTEREST37
ARTICLE 16 – CONFIDENTIALITY38
ARTICLE 17 – DISPUTE RESOLUTION39
ARTICLE 18 – NOTICES AND ADDRESSES41
ARTICLE 19 – GENERAL42
APPENDIX A: ORDER FOR DELIVERYA-1
APPENDIX B: PLANNING DATAB-1

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USEC CONTRACT NO. EC-SC01-18MI03174

APPENDIX C – CYLINDERSC-1
APPENDIX D – SAMPLING, ACCEPTANCE AND DISAGREEMENTSD-1

E – ENRICHED PRODUCT CERTIFICATION	E-1

DETERMINATION OF RESPECTIVE AMOUNTS OF FEED MATERIAL AND SWU	F-1

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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
USEC CONTRACT NO. EC-SC01-18MI03174

AGREEMENT
This Agreement is entered into as of the 27th day of April, 2018 (the “Effective Date”) by and between Orano Cycle, a company organized under the laws of France (“Supplier”), and United States Enrichment Corporation (“Customer”), a corporation organized under the laws of Delaware (Customer and Supplier being sometimes referred to herein individually as a “Party” and collectively as the “Parties”).

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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
USEC CONTRACT NO. EC-SC01-18MI03174

ARTICLE 1 – DEFINITIONS
For purposes of this Agreement, the following terms and expressions, when used with initial capitalization, shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings.
These definitions are intended to supplement and not to replace any definitions contained in any of the documents incorporated by reference herein, but in case of any conflict or inconsistencies, the definitions appearing herein below shall prevail.
Words importing natural persons include legal entities (corporate and unincorporated) and vice-versa.
Where any term appears in this Agreement with initial capitalization that is not defined herein or in any amendment, modification or supplement hereto agreed by the Parties after the Effective Date, then that term shall have the meaning commonly used in the nuclear industry at the date of signing of this Agreement.

1.1	“AD Duties” means the antidumping duties deriving from the implementation of the AD Order.

1.2	“AD Order” means the antidumping order on low enriched uranium (“LEU”) from France.

1.3	“Affiliate” of a Party means an entity that, through one or more intermediaries, controls, is controlled by, or is under common control with, such Party.

1.4
“Assay” means the total weight of 235U per kilogram of Material divided by the total weight of all uranium isotopes per kilogram of Material, the quotient of which is multiplied by 100 and expressed as a weight percent.

1.5
“Book Transfer” or “Book Transferred” means the transfer of credits for a given quantity of Feed Material, Enriched Product or SWU (all as defined below) between accounts maintained by a Party or by another nuclear fuel processor (such as an Orano Cycle Facility).

1.6	“Book Transfer Delivery” means a delivery of Enriched Product by means of a Book Transfer pursuant to Section 4.1.

1.7
“Business Day” means a day that is not a Saturday, Sunday or Holiday (which is a day for which employees of Supplier or Customer are excused from work with pay pursuant to a holiday recognized by the national government of France or the United States, respectively.) Unless qualified by the term “Business,” references in this Agreement to “day” or “days” refer to a calendar day or days, respectively.

1.8	“Calendar Year”, “CY” or “Year” means a period of twelve (12) months from January 1 through December 31.

1.9	“Client” means (a) third party with whom Customer has an agreement to Deliver Enriched Product or (b) another third party who is designated by the third party in (a) to take Delivery;

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provided, that in the case of a Physical Delivery to such third party, the third party is qualified by Supplier to take Physical Delivery of such Enriched Product.

1.10
“Client Product Account” means an account established by Supplier for the Client within the Orano Cycle Enrichment Facility accounting system to which the Enriched Product, or its Feed Material and SWU Components, can be Delivered by means of a Book Transfer Delivery.

1.11	“Conforming Material” means, as the context requires, (a) Enriched Product that meets *****; or (b) Feed Material that meets *****.

1.12	“Converter” means the natural uranium conversion facility selected by Customer in its Order where Feed Material will be Delivered. *****.

1.13
“Customer Product Account” means the account established by Supplier for Customer under this Agreement N° C18 012 CEN SW 00, to which the Enriched Product Delivered to Customer, or its Feed and SWU Components, can be Delivered by means of a Book Transfer Delivery.

1.14
“Cylinder” means a container (such as a “30B” cylinder) certified by the appropriate government agencies and used for transporting Uranium Hexafluoride. As the context requires, Cylinder also includes any overpack required for the transportation of such container or of any Material which it contains.

1.15
“Deliver” or “Delivery” shall mean, as the context requires, (a) in reference to Enriched Product, a Book Transfer Delivery or a Physical Delivery under Article 4; and (b) in reference to Feed Material, the Book Transfer of Feed Material into or out of an account under Article 5.

1.16
“Delivery Year” at a given point in time, shall mean a Year in which Customer has a binding purchase obligation under Section 3.1 of this Agreement, taking into account all options under Section 3.2 that, up to that time, Customer has exercised.

1.17	“Effective Date” has the meaning ascribed to that term on the first page of this Agreement.

1.18	“Enriched Product” means Uranium Hexafluoride with an Assay greater than 0.711.

1.19	“Enrichment” means the process, measured in Separative Work Units, by which the Assay of Feed Material is increased.

1.20
“EP Delivery Date” or “Enriched Product Delivery Date” means a date selected by Customer for Book Transfer Delivery or Physical Delivery of the Enriched Product ordered pursuant to Article 4. In the case of a Physical Delivery, if the Physical Delivery cannot be made on one date, the EP Delivery Date shall be *****.

1.21	“Fabricator” means, as the context requires, (a) one of the following nuclear fuel fabricator facilities - *****.

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1.22
“Feed Component” means the amount of Feed Material (in KgU as UF6) required to produce Enriched Product with a given Assay, and Tails Material with a given Tails Assay, calculated as shown in Appendix F.

1.23	“Feed Delivery Date” has the meaning ascribed to that term in Article 5.

1.24	“Feed Material” means natural uranium in the form of UF6 which has not been irradiated, enriched or depleted, with an approximate Assay of 0.711.

1.25	“Material” means, as the context requires, Feed Material, Tails Material and/or Enriched Product.

1.26	“Notice” shall have the meaning ascribed to that term in Article 18 of this Agreement.

1.27	“Obligation Code” means a code assigned by EURATOM or the United States, as the case may be, to indicate under which bilateral agreement the peaceful use obligations are applicable to Material.

1.28	“Orano Cycle” means the company formerly named AREVA NC, with registered number 305 207 169 RCS Nanterre.

1.29	“Orano Cycle Conversion Facility” means both of the natural uranium conversion plants operated by Supplier in Malvési and Tricastin, France.

1.30	“Orano Cycle Enrichment Facility” means the enrichment facility operated by Supplier or its Affiliate in Tricastin, France and commonly known as George Besse II.

1.31	“Orano Cycle Facility” means either of the Orano Cycle Enrichment Facility or a Orano Cycle Conversion Facility.

1.32
“Orano Cycle Feed Account” means an account established by Supplier in Customer’s name under that certain Agreement between United States Enrichment Corporation and Orano Cycle (formerly named AREVA NC), governing a United States Enrichment Corporation UF6 Holding Account at Orano Cycle, *****, or any successor agreement, including all amendments thereto and the change of name from AREVA NC to Orano Cycle.

1.33	“Order” shall have the meaning ascribed to that term in Section 3.3.

1.34
“Origin” means, in the case of Feed Material, or the Feed Component of Enriched Product, the country where the ore contained in a particular quantity of Feed Material was mined, or deemed to have been mined or, in the case of the SWU Component of Enriched Product, the country where the Feed Material in the Feed Component of such Enriched Product was enriched, or deemed to have been enriched. The Origin can be reflected in the U.S. Obligation Code applicable to the Material.

1.35	“Payment Due Date” shall have the meaning ascribed to that term in Section 6.4.

1.36	“Physical Delivery” means the Delivery of Enriched Product in Customer-supplied Cylinders, *****.

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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
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1.37	“Physical Material Release” means the availability of Enriched Product in Customer-supplied Cylinders for Physical Delivery to Customer or Client at the Orano Cycle Facility.

1.38	“Replacement Value” shall mean *****;

1.39	“Separative Work Unit” (“SWU”) means the measure of work required to produce Enriched Product through Enrichment, as calculated using the formula in Appendix F.

1.40	“Spot Market Feed Value” means the applicable quantity of Feed Material (in KgU) multiplied by *****.

1.41	“Spot Market SWU Value” means the applicable quantity of SWU multiplied by *****.

1.42	“SWU Component” means the amount of SWU required to enrich Feed Material to produce Enriched Product with a given Assay, and Tails Material with a given Tails Assay, calculated as shown in Appendix F.

1.43	“Tails” or “Tails Material” means the UF6 residue, the Assay of which has been depleted in the process of Enrichment.

1.44	“Uranium Hexafluoride” or “UF6” means a chemical compound of uranium and fluorine.

1.45	“235U” or “U235” means the fissionable uranium isotope with mass number 235.

1.46
“Withdrawal Delivery Date” means the date specified in a Withdrawal Notice for withdrawal of Enriched Product from the Customer Product Account by Book Transfer or Physical Delivery to Customer or its Client pursuant to Article 4.

1.47	“Withdrawal Notice” means a binding Notice of the Withdrawal Delivery Date, the amount and the means of withdrawal from the Customer Product Account pursuant to Article 4.
ARTICLE 2 – TERM
This Agreement shall be effective as of the Effective Date and, unless earlier terminated in accordance with the terms hereof, shall remain in force until the last day of Calendar Year 2028 (or, if one or more options are exercised under Section 3.2, the last day of the latest Delivery Year after the exercise of such options) or the date on which all purchase and payment obligations of Customer and supply obligations of Supplier (other than those set forth in Section 14.3) hereunder are fulfilled, whichever is later (such period from effectiveness to expiration is referred as the “Term”).
ARTICLE 3 – SCOPE

3.1
Commitments of the Parties. Under this Agreement, Customer shall purchase from Supplier, and Supplier shall sell to Customer, the nominal quantities of SWU in Row 2 of the table below for Delivery beginning in Delivery Year 2023 through 2028, subject to (i) the flexibility in Row 4, which shall allow Customer to modify its purchase obligation for the Years listed in the table to fall between the minimum in Row 1 and the maximum in Row 3, (ii) the possible addition of the Years 2029 and 2030 to the Parties’ obligations under this

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Agreement pursuant to Section 3.2.1; and (iii) the possible advancement or postponement of purchases under this Agreement pursuant to Section 3.2.2 or Section 3.2.3, respectively;
The annual SWU quantities purchased in a Delivery Year during the Term by Customer and Delivered by Supplier shall fall within the range of the applicable minimum and maximum quantities in the table below. Purchases above the nominal amount in a Delivery Year shall not be credited against Customer’s purchase obligations in a future Delivery Year, and purchases below the nominal amount in a Delivery Year shall not be added to Customer’s purchase obligations for a future Delivery Year.

Row	Quantity (KSWU)	2023	2024	2025	2026	2027	2028	2029	2030	Total
1	Minimum	*****	*****	*****	*****	*****	*****	*****	*****	3,689**
2	Nominal	300	400	500	750	750	750	750*	750*	4,950**
3	Maximum	*****	*****	*****	*****	*****	*****	*****	*****	6,211**
4	Flexibility	*****	*****	*****	*****	*****	*****	*****	*****

* Years 2029-2030 are optional Years under Section 3.2.

** Totals assume optional Years are elected under Section 3.2. *****.

3.2	Options.

3.2.1	Optional Years: 2029 and 2030.
The Years 2029 and 2030 are optional Years, where Customer can elect to undertake to purchase a nominal annual quantity of 750 KSWU each Year, with a ***** flexibility as shown in the Table under Section 3.1.
To elect an optional Year, Customer shall provide a Notice *****.
*****.

3.2.2	Advancement of Purchases and Deliveries.
*****, Customer shall have the right to advance the contractual Delivery schedule by one (1) or two (2) Years, i.e., to start purchases and Deliveries under Section 3.1, from Year 2021 or 2022. *****.
*****.

3.2.3	Postponement of Purchases and Deliveries.

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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
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*****, Customer shall have the right to postpone the contractual Delivery schedule by one (1) Year, i.e. to start purchases and Deliveries under Section 3.1, from Year 2024. *****.

*****.

3.2.4	Section 3.2 Notices; Effect of Advancement or Postponement on Optional Years.
For avoidance of doubt, any Notice given under this Section 3.2 shall be in addition to the standard Notices given under Section 3.3. In addition, Customer’s election to advance or postpone the firm Delivery Years in the Table shall not automatically firm up any of the optional Years; rather, the option shall remain in effect but the optional Years (and the timing in Section 3.2.1 for giving Notices regarding the optional Years) shall shift along with the firm Delivery Years *****.

3.3	Standard Notices.
For each Delivery Year, Customer shall provide the following Notices.

3.3.1	First Annual Non-Binding Notice
A “First Annual Non-Binding Notice” shall be issued by Customer no later than *****, specifying, on a non-binding basis, the anticipated Enriched Product Delivery location(s), if known, and Customer’s first selection of SWU quantity to be purchased for that Delivery Year within the minimum and maximum quantities as described in the Table in Section 3.1.

3.3.2	Second Annual Non-Binding Notice.
A “Second Annual Non-Binding Notice” shall be issued by Customer no later than *****, specifying, on a non-binding basis, the anticipated Enriched Product Delivery location(s), if different than the ones specified in the First Annual Non-Binding Notice, and the anticipated method(s) of Delivery and selecting a second SWU quantity within ***** of the first selection under Section 3.3.1 *****.

3.3.3	Binding Delivery Notice.

3.3.3.1	For each Delivery Year, binding Delivery Notices (“Orders”) for Deliveries of SWU in Enriched Product by Supplier and associated Feed Material by Customer, shall be issued by Customer at least: *****.

3.3.3.2	Each Order shall specify the information required by Appendix A:

i)	The EP Delivery Date and if applicable, the period that Customer will take Physical Delivery of the Enriched Product;

ii)	The quantity (in KgU) of Enriched Product to be Delivered by Supplier pursuant to the Order;

iii)	The Assay(s) of the Enriched Product to be Delivered by Supplier;

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iv)	The quantity of SWU to be supplied in the Enriched Product pursuant to the Order;

v)	The quantity (in KgU of natural UF6) of Feed Material to be supplied by Customer pursuant to the Order;

vi)	The Tails Assay;

vii)	The Enriched Product Delivery location(s) applicable to the Order;

viii)	The method of Enriched Product Delivery (i.e., Physical Delivery or Book Transfer) pursuant to the Order;

ix)	The Feed Delivery location(s) for the Feed Material to be supplied by Customer pursuant to the Order, if then known; otherwise this information shall be provided in accordance with Section 3.3.3.6;

x)	Origin(s) of Feed Material to be supplied by Customer, if available; and

xi)	Confirmation from Customer that the Feed Material to be supplied by Customer pursuant to the Order will be of legal use in licensed commercial nuclear reactors in the United States.

3.3.3.3
The total quantity of SWU indicated in all Orders submitted for a Delivery Year shall not ***** and shall be within the applicable minimum and maximum quantities for that Delivery Year in the Table under Section 3.1.

3.3.3.4
In case, for an Order in which Customer requires Supplier to Deliver by Book Transfer Enriched Product with a Feed Component matching the same Origins as the Feed Material to be Delivered to Supplier by Customer for such Order, Customer shall notify Supplier of the Origin(s), not later than *****.

3.3.3.5
In case, for an Order, Customer requires Supplier to Deliver by Physical Delivery the Enriched Product with a Feed Component matching the same Origins as the delivered Feed Material, Customer shall notify Supplier of the Origin(s), not later than *****.

3.3.3.6	For all Orders (i.e., whether Delivery is by Book Transfer or by Physical Delivery), Customer shall notify Supplier of the Delivery location(s) for Feed Material for the Order not later than *****.

3.4	Assays.

3.4.1	In its Order, Customer may select one or more Assays for Enriched Product in the range of *****.

3.4.2	In its Order, Customer shall select *****.

3.5	Planning Data.
For planning purposes, Appendix B shows non-binding planning data about the Assays and quantities of Enriched Product that Customer expects to take during the Term of the Agreement. *****, Customer shall update this non-binding planning data *****.

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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
USEC CONTRACT NO. EC-SC01-18MI03174

ARTICLE 4 – ENRICHED PRODUCT DELIVERY AND WITHDRAWAL

4.1	Book Transfer Delivery.

4.1.1
In its Order, Customer may direct Supplier to make a Book Transfer Delivery of the Enriched Product to (a) the account of Customer or the account of a Client or other third party at a Fabricator, including *****; or (b) the Customer Product Account or; (c) subject to the terms of the agreement with Supplier that governs such account, the account of a Client or other third party on the books of Supplier.

4.1.1.1	*****, Supplier shall open the Customer Product Account within the accounting system of the Orano Cycle Enrichment Facility to be used for the Delivery of Enriched Product under this Agreement.

4.1.1.2	*****.

4.1.1.3	*****.

4.1.1.4	*****.

4.1.2
Where Customer has specified a Book Transfer Delivery in its Order, Supplier shall, subject to Delivery to, or purchase of Feed Material from, Supplier pursuant to Article 5, Deliver Enriched Product to Customer by means of a Book Transfer Delivery to the account, and at the location, specified by Customer in the applicable Order. Supplier shall give Customer a Notice of the completion of such Book Transfer Delivery immediately upon the completion of the Book Transfer.

4.1.3	*****.

4.2	Physical Delivery.

4.2.1
A Physical Delivery of Enriched Product may occur under this Agreement pursuant to either (a) an Order in which Customer directs Supplier to make a Physical Delivery to Customer or a Client, or (b) a withdrawal from the Customer Product Account, in cases where Customer selected a Book Transfer Delivery to the Customer Product Account in its Order, and subsequently wants to withdraw the Enriched Product by Physical Delivery from the Customer Product Account. The applicable Delivery term for a Physical Delivery shall be *****.

*****.

4.2.2	In the case of an Order for Physical Delivery, Customer shall give Supplier the Order according to the lead time pursuant to Section 3.3.3.

4.2.3	In the case of a withdrawal by Physical Delivery from the Customer Product Account, Customer shall give Supplier its Withdrawal Notice not later than *****.

4.2.4	Any requests for sampling and witnessing in accordance with Appendix D shall be included in the Order or Withdrawal Notice, as applicable.

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4.2.5	For each Assay, *****.
4.2.6 Absent consent of Supplier (such consent not to be unreasonably withheld or delayed): *****.
4.2.7 *****.

4.3    Cylinders.
Customer shall provide the Cylinders for the Physical Delivery pursuant to an Order, or withdrawal by Physical Delivery from the Customer Product Account, of Enriched Product under Section 4.2 not later than *****.
For any Book Transfer Delivery under Section 4.1, the Customer shall not provide Cylinders.

*****.

4.4    Quality and Origin.

4.4.1
All Enriched Product Delivered under this Agreement shall be Conforming Material lawful and suitable for use in the fabrication of nuclear fuel for commercial nuclear reactors in Japan, the European Union, the United Kingdom or the United States.

4.4.2
For Enriched Product Delivered by Physical Delivery, the SWU Component of the Enriched Product shall be French Origin and, subject to Section 5.4, the Feed Component shall have the same Origin as the Feed Material supplied by Customer under Article 5.

4.4.3
The Customer acknowledges that the Enriched Product Physically Delivered under this Agreement is of French Origin, and will be considered as “LEU from France”, which could be subject to the AD Order on such Enriched Product if imported into the United States.

4.4.4.	*****.

4.4.5	*****.

4.4.6
For Deliveries by Book Transfer at U.S. Fabricators as per Section 4.1, Supplier shall Deliver ***** SWU in Enriched Product that will be suitable for use in the United States as fuel in a U.S. commercial nuclear power reactor without payment of any tariff stemming from the AD Order or an obligation to reexport the Enriched Product or fuel within a certain period of time due to the AD Order. In no event shall Supplier Deliver by Book Transfer in the United States LEU that is subject to the AD Order or any successor restriction on LEU from France.

4.5	Adjustment.

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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
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If ***** 1st of any Delivery Year under this Agreement, should “LEU from France” still be subject to the AD Order if imported into the United States for sale in the United States, Supplier shall be entitled to limit the Enriched Product volumes to be Delivered to a U.S. Fabricator by Book Transfer to not more than *****.
Supplier shall give Customer Notice of the exercise of Supplier’s right under Section 4. for a Delivery Year *****. Customer shall have a right to rescind any pending Order affected by Customer’s Notice if Notice of such rescission is given to Supplier not later than *****. Rescission does not reduce Customer’s purchase obligation for the Delivery Year, but instead is intended to give Customer an opportunity to adjust its plans. Both Parties shall work cooperatively where Supplier gives Notice of election under this Section 4.5 to ensure that such election does not disrupt Deliveries of Enriched Product by Customer to its Clients or of Feed Material by Customer to Supplier.

4.6	Title and Risk of Loss.

4.6.1	Title – Customer Product Account
On the books of Supplier, Customer shall hold at all times title to the Material credited to the Customer Product Account. This shall not preclude Customer from holding such title on behalf of its Clients.

4.6.2	Risk of Loss – Customer Product Account
The Parties agree that while Customer holds title to all Enriched Product in the Customer Product Account, Supplier bears risk of loss to such Enriched Product at all times until withdrawal from the Customer Product Account.
Risk of loss of such Enriched Product shall pass to Customer when such Enriched Product is withdrawn from the Customer Product Account by Physical Delivery, with risk of loss transferring at the moment the Cylinders filled with the Enriched Product are loaded on board Customer’s vehicle or that of its subcontractor.

4.6.3	Title and Risk of Loss - Book Transfer
In case of Book Transfer at a Fabricator, title to, and risk of loss of, Enriched Product shall pass to Customer upon completion of the Book Transfer to Customer’s account at the Fabricator. If the Parties agree that the Enriched Product shall be Book Transferred to a third party’s account at the Fabricator, title and risk of loss shall transfer to the third party upon the completion of such Book Transfer. In this case, upon completion of the Book Transfer at the Fabricator, Supplier shall not thereafter be liable to Customer regarding the quality of the Enriched Product Delivered by Book Transfer anymore.

4.6.4	Title and Risk of Loss – Physical Delivery

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Title and risk of loss to Enriched Product Physically Delivered to Customer shall transfer to Customer upon completion of Supplier’s delivery obligations as seller in accordance with *****.
4.7    Delayed Delivery.

4.7.1
If for any reason other than (i) a delay excused under Article 9; or (ii) an act or omission of Customer, or a person acting on Customer’s behalf, Supplier fails to Deliver the Enriched Product required by this Agreement to Customer by the Enriched Product Delivery Date or Withdrawal Delivery Date, Supplier shall reimburse Customer for any reasonable penalty or fee assessed against Customer by its Client or by a fabricator, as a result of such delay. In addition, Customer may cancel the Delivery with respect to the Enriched Product that Supplier failed to Deliver and procure an equivalent amount of substitute Enriched Product from another source if the failure to Deliver continues for more than ***** (the “Cure Period”) after the Enriched Product Delivery Date or Withdrawal Delivery Date, as applicable. For these purposes, procuring substitute Enriched Product from another source may include obtaining it from a third party or using Customer’s own inventories as the source of substitute Enriched Product.

4.7.2
If, pursuant to Section 4.7.1, Customer cancels a Delivery and elects to replace the Enriched Product that Supplier failed to Deliver with substitute Enriched Product, the following remedies shall apply:

4.7.2.1	In the case of a Delivery pursuant to an Order, Supplier shall *****.

4.7.2.2	In the case of a Physical Delivery pursuant to a Withdrawal Notice, Supplier shall reimburse Customer for *****.

4.7.2.3
In all remedies under this Section 4.7.2, Customer shall use its commercially reasonable efforts to procure substitute Enriched Product on reasonable terms, conditions, and prices reasonably available to Customer, taking into account the market conditions prevailing at the time. Following cancellation of a Delivery pursuant to any of these remedies, Customer shall submit an invoice for *****.

4.7.3
Customer shall not have the right to cancel a Delivery if during the Cure Period, Supplier is able to procure, and Delivers to Customer, substitute Enriched Product that complies with the specification defined under this Agreement.

4.7.4	In addition to its reimbursement obligation under Sections 4.7.1 and 4.7.2, Supplier also shall reimburse Customer for *****.

4.7.5
If, pursuant to Section 4.7.1, Customer cancels part of or all of a Delivery for an Order and procures substitute Enriched Product from another source pursuant to Section 4.7.2, Customer’s purchase obligation shall be reduced by the SWU Component of the Enriched Product that Supplier failed to Deliver.

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4.7.6
Reimbursement under this Section 4.7 shall be Customer’s exclusive remedy for Supplier’s failure to Deliver Enriched Product under this Agreement; provided however that such right shall not preclude Customer from exercising any other remedy under this Agreement.

4.8    *****.
ARTICLE 5 – FEED MATERIAL DELIVERIES
5.1    Required Delivery of Feed Material.

5.1.1	Customer shall have the right to provide the Feed Material to meet its obligation under Section 5.1.4 by *****.

5.1.2	Customer shall also have the right to provide the Feed Material to meet its obligation under Section 5.1.4 *****.

5.1.3	*****.

5.1.4
Customer shall ensure that, no later than ***** the Feed Material required to produce the quantity of Enriched Product to be Delivered by Supplier to Customer (as determined using Appendix F using the Assay(s) ordered and the Tails Assay stipulated in the Order) is *****.

5.1.5	*****.

5.1.6
*****. Supplier shall comply with the instructions provided by Customer on or prior to the applicable Feed Delivery Date concerning the quantity of each Origin to allocate to the Enriched Product Delivery. If there is an insufficient quantity of Feed Material of the Origin(s) specified by Customer, Supplier shall notify Customer and Customer shall promptly designate other Origins to allocate.

5.2    *****.
*****.
*****.
5.3    Late Delivery of Feed Material

5.3.1
If all the required Feed Material for the Delivery of Enriched Product has not been supplied to Supplier under Section 5.1 by the close of business on the Enriched Product Delivery Date, Supplier shall, effective on the Enriched Product Delivery Date, *****.

5.3.2	*****.

5.3.3	With respect to any portion of the Remaining Feed Shortfall that is satisfied by ***** (the “Late Delivered Feed”), Customer may withdraw from the Customer Product

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Account, pursuant to Article 4, Enriched Product containing such Late Delivered Feed and a corresponding portion of the SWU *****.

5.3.4	*****.

5.3.5
The ***** penalties in Section 5.2 and this Section 5.3 shall not apply if Customer’s failure to Deliver Feed Material occurs due to reasons excused under Article 9, but in no event shall Supplier be obligated to Deliver Enriched Product until the Feed Material for such Enriched Product has been Delivered.

5.3.6
If only a portion of the required Feed Material for the Delivery of Enriched Product pursuant to the Order has been Delivered by the Feed Delivery Date, Sections 5.2 and 5.3 shall apply only to an amount of Enriched Product, the Feed Component of which equals the Feed Shortfall. All other Enriched Product (in other words, the Enriched Product for which adequate Feed Material has been Delivered) shall be Delivered, notwithstanding the Feed Shortfall.

5.4	Country of Origin.

5.4.1
Customer shall supply Feed Material of any Origin, except *****, which is not subject to any restrictions, i.e. which is acceptable for use in commercial nuclear power reactors in the United States of America and the European Union without restriction or duty on the Feed Delivery Date.

5.4.2
Supplier shall supply Enriched Product with a Feed Component of any Origin, except *****, which is not subject to any restrictions, i.e. which is acceptable for use in commercial nuclear power reactors in the United States of America and the European Union without restriction or duty on the delivery date.

5.4.3
If Customer notifies Supplier of the Origin of the Feed Material later than the applicable deadline for such Notice in Section 3.3.3.4 or Section 3.3.3.5, as applicable, but prior to the Enriched Product Delivery Date, Supplier shall use its reasonable efforts to Deliver the Enriched Product with the same Origin(s) of Feed Material provided in Customer’s Notice. However, if Supplier is not in a position to do so, it shall use Feed Material of another Origin or Origins that meets the requirements of this Section 5.4 in order to avoid any delay in the Delivery of the Enriched Product. In such a case, Supplier shall not be liable to Customer regarding the Origin(s) of the Feed Component of the Enriched Product and shall notify Customer of the Origin(s) of the Feed Component of the Enriched Product it shall Deliver.

5.5    Title and Risk of Loss.

5.5.1
Customer shall hold title to all Feed Material Delivered ***** under Section 5.1.1. or ***** under Section 5.1.2, either in its own name or on behalf of its Client, and Supplier shall at least quarterly provide to Customer a Notice of the balance of Feed Material to which Customer holds title *****. Once Feed Material is allocated under

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Section 5.1 to Enriched Product to be Delivered pursuant to Customer’s Order, Customer shall continue to hold title to the allocated Feed Material until Delivery of the corresponding Enriched Product to Customer or its Client. Upon such Delivery of Enriched Product, Customer or its Client shall hold title to the Enriched Product Delivered and such Enriched Product shall be deemed to include the Feed Material allocated to the Delivery pursuant to Section 5.1. Accordingly, with respect to the allocated Feed Material ******, this Feed Material shall be *****.

5.5.2
Supplier shall bear risk of loss of, and shall enjoy the exclusive and unrestricted right to use, Feed Material ***** under Section 5.1.1 or ***** under Section 5.1.2, and such Feed Material may be commingled and treated as fungible with other uranium inventories of Supplier. Supplier shall remain responsible for all Feed Material *****.

ARTICLE 6 – PRICES AND PAYMENT
6.1    Price.

6.1.1.	The Customer shall pay Supplier *****.

6.1.1.1	*****.

6.1.1.2	*****.

6.1.1.3	*****.

6.1.1.4	*****.

6.1.1.5	*****.
6.2    *****.
6.3    Taxes and Other Governmental Impositions.
*****.

6.3.1	*****.

6.3.2	*****.

6.3.3	*****.

6.3.4	*****.

6.3.5	Nothing herein shall require a Party to manage its inventories or modify its operations except as it deems appropriate in its sole discretion.

6.3.6	*****.

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6.3.7
In the event of a change in tax law or regulation after the Effective Date of the Agreement which was not foreseen by a Party at such date, and which may have an economic impact that would materially increase the cost to a Party under this Agreement of the purchase or sale of SWU or the costs of Delivery of Feed Material, SWU or Enriched Product, such Party may give a Notice to the other Party, and ***** after receipt of such Notice, the Parties shall endeavor in good faith to reach an agreement on measures to mitigate such economic impact to the mutual satisfaction of the Parties.

6.4    Supplier Invoices.

6.4.1
*****, Supplier shall issue to Customer an invoice (a “Delivery Invoice”) for the SWU Component of the Enriched Product Delivered. For other prices, fees, charges or costs which Supplier is entitled to charge or collect from Customer under this Agreement (*****), Supplier shall issue an invoice (an “Other Invoice”) according to Supplier’s invoicing procedures. A Delivery Invoice and an Other Invoice are referred to herein individually as an “Invoice” and all such Delivery Invoices and Other Invoices are referred to herein collectively as “Invoices”.

6.4.2	All invoiced amounts shall be paid in United States dollars (“USD” or “US$”) and Euros (“EUR”).

6.4.3
Customer shall pay each Invoice ***** in EUR and ***** in USD ***** by wire transfer of immediately available funds in accordance with Supplier’s invoice instructions not later than ***** the “Payment Due Date”).

6.4.4	*****.

6.4.5	*****.

6.4.6	*****.

6.4.7	If Customer fails to pay an invoice in full on, or prior to, the Payment Due Date, Customer shall pay Supplier interest *****.

6.4.8	*****.

6.4.9
Notwithstanding any other provision of this Agreement, Supplier’s failure to issue an invoice in accordance with this Section for a payment due to Supplier shall not be deemed to be a waiver by Supplier of its right to receive such payment, but the ***** payment period shall run from the date the invoice is received.

6.5    Customer Invoices.

6.5.1	In the case of charges that can be billed by Customer under this Agreement (for example, under Section 4.7), an invoice shall be issued according to Customer’s invoicing procedures.

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6.5.2    All invoiced amounts shall be expressed and paid in United States dollars.

6.5.3
Supplier shall pay each Customer invoice by wire transfer to a U.S. bank of immediately available funds in accordance with Customer’s invoice instructions (and without deduction for any amounts owed by Customer with respect to goods and services not covered by the invoice or for any bank fees or any other charges) no later than the Payment Due Date (as defined in Section 6.4);

6.5.4	If Supplier fails to pay the invoice in full on, or prior to, the Payment Due Date, Supplier shall pay Customer interest *****.

6.5.5	*****.

6.5.6
Notwithstanding any other provision of this Agreement, Customer’s failure to issue an invoice in accordance with this Section shall not be deemed to be a waiver by Customer of its right to receive payment pursuant to this Agreement, but the ***** payment period shall run from the date the invoice is received.

ARTICLE 7 – TAILS MATERIAL
Title to Tails Material associated with the Enriched Product Delivered to Customer under this Agreement shall be transferred to Supplier free of charge at the Enriched Product Delivery Date and Supplier shall be responsible for storage and disposal thereof. If, however, Customer wishes to obtain Tails Material, it shall notify Supplier and the Parties shall work cooperatively to implement such Delivery under mutually agreed terms and pricing.
ARTICLE 8 – REPRESENTATIONS AND WARRANTIES
8.1    Supplier Representations.
Supplier represents to Customer as follows:

8.1.1	This Agreement is a valid and binding obligation of Supplier, enforceable against Supplier in accordance with its terms.

8.1.2	Supplier has, or will have at the time required, all necessary licenses and governmental approvals required to engage in the transactions contemplated by this Agreement.

8.1.3
All Enriched Product Delivered by Supplier to Customer or a Client under this Agreement shall be Delivered free and clear of all liens, pledges, encumbrances, security interests or title claims created by Supplier, its agents or others acting on its behalf and Supplier shall indemnify, hold harmless and, at Customer’s option, defend Customer from any claim contrary to the representations in this Section 8.1.3.

8.1.4
Material credited to the Orano Cycle Feed Account, the Customer Product Account or any other account at a facility of Supplier or its Affiliate pursuant to a Book Transfer Delivery shall at all times be free and clear of any lien, pledge, encumbrance, security interest or other claim arising from or on account of Supplier or its Affiliates;

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and Supplier shall indemnify, hold harmless and, at Customer’s option, defend Customer from any claim contrary to the representations in this Section 8.1.4.

8.1.5	*****.
8.2    Customer Representations.
Customer represents to Supplier as follows:

8.2.1	This Agreement is a valid and binding obligation of Customer, enforceable against it in accordance with its terms.

8.2.2	Customer has, or will have at the time required, all necessary licenses and governmental approvals required to engage in the transactions contemplated by this Agreement.

8.2.3
Material credited to the Orano Cycle Feed Account shall at all times be free and clear of any lien, pledge, encumbrance, security interest or other claim that could impair Supplier’s right to the exclusive use of such Material and shall be free and clear of any lien, pledge, encumbrance, security interest or other claim that could impair Supplier’s right to produce Enriched Product with such Material for Delivery to Customer; and Customer shall indemnify, hold harmless and, at Supplier’s option, defend Supplier from any claim contrary to the representations in this Section 8.2.3.

8.3    Supplier Warranties.

8.3.1
Supplier warrants to Customer that Enriched Product Delivered by Supplier to Customer pursuant to Article 4 shall be Conforming Material and shall also conform to the quantity and Assay ordered and to the Origin requirements in Article 4. Replacement by Supplier in accordance with the terms of this Agreement of Enriched Product that fails to meet this warranty and payment by Supplier of any costs provided for in Section 4.7 shall be Customer’s exclusive remedies for (i) any breach of this warranty by Supplier or (ii) Supplier’s failure to Deliver Enriched Product in accordance with the terms of this Agreement; provided, that, *****, replacement shall not be required in the event Customer procures substitute Enriched Product from another source pursuant to Section 4.7.

8.3.2	Supplier warrants to Customer that Supplier is authorized to use ***** by Supplier to Customer under Article 5.

8.3.3
Supplier warrants to Customer that Supplier shall not impair or diminish Customer’s right to title to, and ownership of, all of Customer’s Material whether or not processed and/or held for processing while in Supplier’s possession, care, custody or control, and shall not issue a document of title purporting to convey ownership of Customer’s Material to a third party. Supplier shall indemnify, hold harmless and, at Customer’s option, defend Customer from any claim, liability, cost or expense, including reasonable attorney’s fees incurred in defending itself against such claim, liability,

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cost or expense, arising from a breach of this warranty, up to the Replacement Value of the affected Customer’s Material as of the date of such breach by Supplier.
8.4    Supplier Affiliates.
Supplier warrants that all of its Affiliates shall comply with the representation and warranties of Supplier as if made by such Affiliates to Customer. Supplier shall indemnify, hold harmless and, at Customer’s option, defend Customer from any claim, liability, cost or expense, arising from a breach of any of these representations and warranties by Supplier’s Affiliate, up to the amount that Supplier would be required to pay if Supplier itself had breached the applicable representation or warranty.
8.5    Disclaimer.
EACH PARTY’S EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND IT MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY (A) OF MERCHANTABILITY; (B) OF FITNESS FOR ANY PARTICULAR PURPOSE; (C) ARISING FROM COURSE OF DEALING OR USAGE OF TRADE; OR (D) THAT MATERIAL DELIVERED BY SUCH PARTY WILL NOT RESULT IN INJURY OR DAMAGE WHEN USED FOR ANY PURPOSE.

8.6
Transferability. All Supplier warranties in this Agreement regarding Enriched Product shall be transferable to the third parties to whom Customer shall convey or transfer such Enriched Product (each a “Transferee”), provided that (i) Customer notifies Supplier of the identity of such Transferee in the Order given pursuant Section 3.3 or the Withdrawal Notice given pursuant to Article 4, or (ii) if Customer does not provide such identity in the Order or Withdrawal Notice, Customer provides the name of such third party or parties to Customer prior to Acceptance, provided that the Acceptance (as defined in Appendix D) occurs no later than ***** and identifies the specific Cylinders containing such Enriched Product. For the avoidance of doubt, the transferred warranties shall only apply to the Enriched Product Delivered by Supplier.

ARTICLE 9 – FORCE MAJEURE
9.1    Excused Delays.
A Party shall not be liable for any expense, loss or damage resulting from delay in, or prevention of, performance of its obligations under this Agreement to the extent due to a cause beyond the reasonable control (a “Force Majeure”) of that Party (the “Affected Party”) which may include (but only to the extent they are beyond the reasonable control of the Affected Party) but is not limited to the following: fires; floods; explosions; acts of God; strikes; labor disputes; war; insurrection or riots; sabotage; terrorist acts; transportation delays; acts or failures to act of governmental authorities, third parties, or the other Party (irrespective of whether excused); or inability to secure labor, materials, equipment or utilities. A delay in, or prevention of, performance of obligations resulting from the failure of a subcontractor engaged specifically to provide goods and services for this Agreement

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(as distinct from suppliers who provide utilities and other goods or services that are not specific to this Agreement) may only be claimed as a Force Majeure if the cause of the subcontractor’s failure to perform was beyond the subcontractor’s reasonable control. In the event of any delay or prevention of performance arising by reason of a Force Majeure, the time for performance shall be extended by a period of time equal to the time lost by reason of such delay or prevention of performance. Notwithstanding the above, in no event shall a Force Majeure excuse either Party from the obligation to pay money when due under this Agreement, or require the Affected Party to settle any labor difficulty except as the Affected Party, in its sole discretion, determines appropriate.
9.2    Notification.
The Affected Party shall notify the other Party, in writing, of the Force Majeure for which excuse is claimed under Section 9.1 and the expected duration of the resultant delay within a reasonable period of time after it appears that the Force Majeure is likely to prevent or delay the performance of the Affected Party’s obligation under this Agreement, and the Affected Party shall use reasonable efforts to keep the other Party informed of any change in the facts set forth in the Notice.
9.3    Delayed Deliveries.
If a Force Majeure other than an act or omission of Customer or Customer’s agent, contractor or a person acting on Customer’s behalf (irrespective of whether such act or omission is excused) prevents Supplier from Delivering Enriched Product hereunder for more than *****, Customer shall have the option to cancel up to the quantity that Supplier has been unable to Deliver and to procure the canceled quantity of Enriched Product from another source, without cost or liability to or by Supplier. If, however, Supplier provides Notice prior to the end of such ***** period that it can resume performance before the end of such period, Customer shall take Delivery of the previously canceled quantity of Material from Supplier. If Customer elects to cancel pursuant to the first sentence of this Section 9.3, Customer's minimum commitment as specified in Article 3 for the Delivery Year in which Delivery of the delayed Enriched Product was to have been made shall be reduced accordingly. Further, the Feed Material allocated to the cancelled Delivery pursuant to Section 5.1 shall no longer be subject to such allocation, and instead, shall be returned to Customer at a Converter in North America where it can be used to procure substitute Enriched Product from a third party. If not returned to Customer within *****, Supplier shall *****.

ARTICLE 10 – NUCLEAR LIABILITY

10.1	Responsibility and Indemnification

10.1.1
Regarding Physical Delivery of Material ***** and also regarding Physical Delivery by Supplier further to a Book Transfer Delivery, Supplier shall be responsible for, and shall hold harmless and fully indemnify Customer under the conditions and within the limit of the Paris Convention and of the provisions of Chapter VII of Title IX – Book V of the French Environmental Code applicable to third party nuclear liability in respect of, any and all risk of injury to third parties or damage to third party property arising

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from any nuclear incident (as defined in the Paris Convention) at the Orano Cycle Facility, or during transportation of Material up to the moment the Material:

(a)	enters the boundary of the Fabricator facility when located in a country that is a contracting party to the Paris Convention, or

(b)	enters the territorial limits (including territorial waters) of the country of the Fabricator facility when such country is not a contracting party to the Paris Convention.

10.1.2 Customer shall be responsible for, and Customer shall hold harmless and fully indemnify Supplier in respect of, any and all risk of injury to third parties or damage to third party property arising from any nuclear incident (as defined in the Paris Convention) caused by Material Physically Delivered to Customer at an Orano Cycle Facility, during the portion of transportation by Customer from the moment such Material has left the territorial limits of the Paris Convention up to a Fabricator facility located in a country that is not a contracting party to the Paris Convention but before such Material arrives at  the boundary of such facility.

Further, Customer agrees not to ship the Enriched Product to any facility outside the territory of the Paris Convention other than a Fabricator unless the operator of such other facility either (i) under applicable law is responsible for any and all risk of injury to third parties or damage to third party property arising from any nuclear incident (as defined in the Paris Convention) occurring at such facility or (ii) has agreed to indemnify Customer and its suppliers (under a definition that includes Supplier) for such risk.

10.1.3	“Paris Convention” shall mean the Convention on Third Party Liability in the Field of Nuclear Energy signed in Paris on July 29, 1960.
10.1.4 Nothing herein shall be deemed to limit any greater financial or legal protection afforded to a Party under applicable law or the Paris Convention.

10.1.5
The allocation of liability in this Section 10.1 is without prejudice to the liability of a Fabricator under the laws or treaties applicable to it, or to the liability of an insurer under any indemnifications or policy of insurance applicable at the Fabricator facility or during transportation to or from such facility, which laws, treaties, indemnifications and insurance in all cases shall be deemed primary over any indemnification provided by a Party under this Section 10.1.

10.2    Waiver of Liability.
In no event shall a Party or its directors, officers, employees, suppliers, agents or Affiliates or the directors, officers, employees or suppliers of such directors, officers, employees, suppliers, agents or Affiliates (collectively, the “Protected Party”) be liable to the other Party or its directors, officers, employees, suppliers, Affiliates or agents for loss of, or damage to

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property of the other Party or its Affiliates resulting from a Nuclear Incident involving Material Delivered to the other Party by the Protected Party under this Agreement and occurring after the point at which risk of loss for such Material transferred to the other Party.
ARTICLE 11 – OTHER LIABILITY
11.1    Limitation of Liability.

11.1.1
Neither Party shall be liable to the other Party for any incidental, consequential, special, exemplary, penal, indirect or punitive damages of any nature arising out of or relating to the performance or breach of this Agreement including, but not limited to, replacement power costs, loss of revenue, loss of business opportunities, loss of anticipated profits or loss of use of, or damage to, plant or other property; provided, however, that expenses, penalties or other charges incurred by a Party that are expressly reimbursable under this Agreement by the other Party shall not be considered “damages” for purposes of this Section 11.1.1.

11.1.2
Either Party’s maximum liability for any claims arising out of or relating to the performance or breach of this Agreement (including, without limitation, claims under Section 4.7), whether based upon contract, tort (regardless of degree of fault or negligence), strict liability, warranty, or otherwise, shall in no event exceed an amount *****. However, this Section 11.1.2 shall not limit the liability of Supplier to Customer under Section 11.1.4 to pay the Replacement Value of Material for which Supplier bears the risk of loss or the liability for failure to return under this Agreement or for any failure of a Party to comply with its obligations under Article 10.

11.1.3
Subject to Section 11.1.6, either Party’s maximum aggregate liability for all claims arising out of or relating to the performance or breach of this Agreement, other than a failure to perform the obligation to purchase or sell SWU, or to Deliver Enriched Product, shall be limited to *****. This liability limitation also shall not limit the liability of Supplier for the cost of replacement (based on Replacement Value) of Feed Material, or Enriched Product pursuant to Section 11.1.4.

11.1.4
In the event of loss or damage to Customer’s Material for which Supplier bears the risk of loss, or in the event Supplier fails to return Material to Customer ***** under Section 4.7, Section 9.3 or Section 14.3 or Supplier breaches its warranty in Section 8.3.3, Customer shall have the right to procure replacement Material or seek compensation for the impaired value of Customer’s Material and Supplier shall pay up to the Replacement Value of Customer’s Material, as determined on the date of such loss, damage, failure to return or breach, to cover the reasonable costs of such replacement or compensation.

11.1.5
All claims that a Party (the “Claiming Party”) may have against the other Party, whether based upon contract, tort (regardless of degree of fault or negligence), strict liability, warranty, or otherwise, for any losses or damages arising out of, connected with, or resulting from the performance or breach of this Agreement shall be limited to specifically identified written claims submitted by the Claiming Party to the other

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Party prior to the expiration of one (1) year after the Claiming Party knows or should have known of the occurrence of the event or the first of a series of events which gives rise to the claim; provided, however, that this one (1) year limit shall not (i) bar any counterclaim, setoff or similar cause of action asserted subsequent to the expiration of such one (1) year limit in response to any written claim submitted prior thereto; nor (ii) be construed as extending or waiving any shorter statute of limitations applicable to any claim, counterclaim, or setoff.

11.1.6
Nothing in this Section 11.1 (other than Section 11.1.1 in the case of item (ii) and (iii) hereof) shall be construed as limiting the liability of a Party (i) for any failure to comply with Article 10; (ii) to purchase or sell the quantities of SWU required to be purchased hereunder; (iii) to pay the Price per SWU for the SWU Component of Enriched Product Delivered hereunder or any cost or charge that is specifically payable by such Party under this Agreement, including the Replacement Value of Feed Material, or any indemnity provision hereof; or (iv) for willful misconduct or gross negligence.

11.2    Effect of Acceptance.
Supplier’s obligation to Physically Deliver Conforming Material of the Assay(s) required by this Agreement shall be deemed to have been satisfied upon Acceptance of such Material by Customer in accordance with Appendix D. After Acceptance of Material Physically Delivered to Customer, Supplier shall have no responsibility for damages or other claims arising from such Material except to the extent provided in Section 10.1.1 with respect to nuclear incidents occurring in the territory of a contracting party to the Paris Convention.
11.3    Scope of Protection.
The provisions of this Article and of the other Articles of this Agreement that provide for limitation or protection against liability of a Party shall (i) also protect such Party’s agents, and, to the extent they are acting on behalf of such Party, such Party’s Affiliates, contractors, subcontractors, suppliers and vendors of every tier; (ii) apply to the full extent permitted by law and regardless of fault; and (iii) survive termination or suspension of this Agreement, as well as the fulfillment of the obligations of the Parties hereunder.
ARTICLE 12 – GOVERNMENTAL AUTHORIZATIONS AND REQUIREMENTS

12.1
Each Party shall (i) obtain (or cause its agents to obtain) all permits, licenses or approvals required for performance of its obligations under this Agreement, including any special nuclear material licenses and those required for the possession, storage and transportation of Material; and (ii) comply with all applicable treaties, conventions and similar international agreements to which the United States or France is a party.

12.2
The Delivery of Enriched Product is subject to the granting of an export license by the relevant French Authorities. This Agreement shall be subject to such reasonable actions as each Party may make in order to comply with any applicable law, regulation, ruling, or request of their respective authorities. In the event of occurrence of prohibition of export or

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of import due to a French or U.S. governmental authority, then the Parties shall promptly confer to determine the consequences of the situation. The Parties shall not be held liable in case of prohibition of export or of import under this Agreement; provided, however, that such a prohibition shall not excuse Supplier from its obligation to Deliver by Book Transfer to the extent Supplier holds sufficient inventory of Enriched Product in the country where Book Transfer is to be made to permit the completion of the Book Transfer or to the extent the prohibition does not constitute a Force Majeure for which Supplier can claim excuse under Article 9 hereof.

ARTICLE 13 – ENTIRE AGREEMENT; TERMINATION OF PRIOR AGREEMENTS
The terms and conditions set forth herein are intended by Customer and Supplier to constitute the final, complete and exclusive statement of their agreement, and all prior proposals, communications, negotiations, understandings, representations, contracts and agreements, whether oral or written, relating to the supply of the Enriched Product that is subject to this Agreement (the “Prior Agreements”), are hereby terminated and superseded. The Parties hereby mutually release each other from any claim, liability or obligation under or arising from such terminated Prior Agreements other than any agreement of confidentiality arising from such Prior Agreements. The executed agreements between the Parties as of the Effective Date, including the agreement cited in Section 1.32, are not Prior Agreements and are not terminated and superseded. *****.
ARTICLE 14 – TERMINATION AND SUSPENSION
14.1    Right to Terminate.

14.1.1
In addition to any other rights it may have and subject to applicable law, a Party shall have the right, at no cost to the either Party, to terminate or suspend this Agreement in whole or in part, by Notice to the other Party, in the event the other Party enters into any voluntary or involuntary receivership, bankruptcy or insolvency proceeding, other than a proceeding under Chapter 11 of the United States Bankruptcy Code; provided, however, that in the case of an involuntary proceeding, the right to terminate or suspend shall arise only if the proceeding has not been dismissed within *****. In addition, Customer’s obligations under this Agreement to take Delivery of Enriched Product shall be deemed suspended if Supplier’s right to Deliver Enriched Product expires or is suspended or terminated by any governmental authority having the power to take such action. The Parties shall promptly discuss the situation to clarify the extent and impact of the suspension of Customer’s obligations and to agree upon a date for resumption of Delivery, if applicable.

14.1.2
In addition to (and without limiting) any other rights it may have under this Agreement (including under Section 4.7, 5.3 or 9.3) and subject to applicable law, a Party (a “Suspending/Terminating Party”) shall have the right, at no cost to such Suspending/Terminating Party, to terminate or suspend this Agreement in whole or in part, by Notice to the other Party (a “Breaching Party”), in the event:

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14.1.2.1
the Breaching Party fails to perform its material obligations under this Agreement other than a failure to perform attributable to a cause meeting the definition of Force Majeure in Section 9.1 (each, a “Material Breach”); and

14.1.2.2	the Terminating Party delivers Notice of such breach to the Breaching Party (the "Material Breach Notice"); and

14.1.2.3
the Breaching Party (A) fails to timely and fully complete any remedy for such Material Breach provided in this Agreement (e.g., Section 4.7), or (B) if no remedy is provided in this Agreement, does not cure the Material Breach ***** after it receives the Material Breach Notice; provided, such failure to complete the remedy or to cure the Material Breach is not attributable to a cause meeting the definition of Force Majeure in Section 9.1.

For these purposes, a Material Breach shall not include any failure to perform that does not materially reduce the financial benefits of this Agreement for the Suspending/Terminating Party.

14.1.3
A Party that has delivered a Material Breach Notice shall have the right to suspend its obligations under this Agreement, but may not exercise such right until (i) it has notified the Breaching Party of its intention so to do (the "Suspension Warning Notice"); and (ii) the Breaching Party has failed to cure the Material Breach ***** after receiving such Suspension Warning Notice with respect to a Material Breach of this Agreement or such shorter Cure Period as may be provided in this Agreement (for example, in Section 4.7.1).

14.2    Obligations upon Termination, Suspension or Expiration.
A Party shall not be required to purchase or sell SWU on or after the effective date of any termination, suspension or expiration of this Agreement. Customer shall deliver Feed Material, and pay Supplier for SWU sold in connection with Deliveries of Enriched Product completed before such date.
14.3    Return of Material.

14.3.1
No later than ***** after the effective date of any termination or expiration of this Agreement, Supplier and Customer shall agree upon terms for the return of any Material remaining in the Orano Cycle Feed Account or the Customer Product Account. In case of termination of this Agreement for a reason attributable to a Party, that Party shall *****.

14.3.2	If, for any reason, Supplier is not willing to agree to terms for such a return, Customer shall have the replacement rights set forth in Section 11.1.4.

14.3.3	If, for any reason, Customer is not willing to agree to terms for such a return, Supplier shall send Customer a request to agree, with its best and final offer of terms. If

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Customer thereafter fails to agree ***** after receiving Supplier’s request, Supplier may *****.
ARTICLE 15 – ASSIGNMENT AND TRANSFER OF INTEREST
15.1    General.
Except as provided in this Article 15, this Agreement shall not be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.
15.2    Permitted Assignments.

15.2.1
A Party’s consent shall not be required for an assignment by the other Party of this Agreement as collateral for financing of the other Party’s business, or for an assignment of the other Party’s right to receive any payment owed to the assigning Party hereunder, or any further assignment thereof, provided that the assignee receives no greater rights under this Agreement than the assignor and the other Party remains the primary obligor under the Agreement following the assignment subject to the assignee’s right to perform in the event of enforcement of its lien.

15.2.2
A Party’s consent shall not be required for an assignment (in whole or in part) by the other Party to its Affiliate, to an entity that succeeds to substantially all of the assets or business of the assigning Party or, in the case of an assignment by Customer, a trust, corporation, or other entity utilized by Customer for purposes of financing the acquisition, use and/or maintenance of Enriched Product or nuclear fuel; provided that (i) the assignor notifies the non-assigning Party in writing that this Agreement has been assigned; (ii) the assignee notifies the non-assigning Party in writing that it agrees to be bound by this Agreement; (iii) the assignee’s rights and obligations hereunder shall be subject to any defenses or claims of the non-assigning Party under this Agreement; (iv) the assignment does not reduce the amount of SWU sold, or Enriched Product Delivered, under this Agreement; and (v) the assigning Party shall not be released from its obligations under this Agreement.

15.2.3
Neither the disposition of a Party’s stock nor a transfer of ownership of such a Party (whether in whole or in part) by merger or otherwise shall be construed as an assignment or otherwise require consent of the other Party.

15.3    Successors.
Subject to Sections 15.1 and 15.2, this Agreement shall be binding upon and shall inure to the benefit of the legal representatives, successors and permitted assigns of the Parties hereto.

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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
USEC CONTRACT NO. EC-SC01-18MI03174

ARTICLE 16 – CONFIDENTIALITY
16.1    Restricted Proprietary Information.

16.1.1
Except as provided in Section 16.1.3, Supplier and Customer shall treat this Agreement, its terms and conditions, and appendices, including all modifications, and all related communications as “Restricted Proprietary Information.”

16.1.2
Except as provided in Section 16.1.3 a Party shall not disclose any part of such Restricted Proprietary Information to any other person or entity other than officers, directors, or employees of a Party, and accountants, bankers, and legal counsel acting on behalf of such Party (provided such accountants, bankers, and legal counsel have agreed in writing to maintain such Restricted Proprietary Information in confidence or are otherwise subject to an obligation of confidentiality that will provide at least the level of protection afforded by this Article 16), without the prior written consent of an authorized representative of the other Party (which consent shall not be unreasonably withheld), except as such disclosure may be required (i) by court order, subpoena, or other appropriate governmental authority or to meet legal reporting obligations to a government agency or a Party’s shareholders under, for example, the rules of the U.S. Securities and Exchange Commission; (ii) to fulfill obligations under this Agreement (including communications by either Party with Fabricators, transporters or others concerning matters necessary to effect a Delivery of Material or a payment required under this Agreement) or obligations under a Party’s agreements with financial institutions; or (iii) to enforce either Party’s rights hereunder. In all cases under this Section 16.1.2, the disclosing Party shall take reasonable precautions to protect the confidentiality of the disclosed Restricted Proprietary Information. Further, if disclosure of Restricted Proprietary Information is required under item (i) above, the disclosing Party shall promptly notify the other Party of the requirement and shall take such further measures as necessary to minimize or oppose the disclosure, if requested by the other Party.

16.1.3
Following execution of this Agreement, the Parties shall agree upon the terms that Customer may share on a confidential basis with a Client or its agents on a confidential basis to the extent Customer deems necessary to ensure performance of this Agreement or deliver and/or sell the Material provided by Supplier under this Agreement. Subject to further review of details of these provisions by each Party, it is the Parties’ intention that these terms shall include the Restricted Proprietary Information in Articles 1 and 4 and Appendices C and D, which is relevant to the Delivery of Enriched Product to such Client or the handling of such Delivery by its agents and not commercially sensitive.

16.2    Applicability.
The provisions of this Article are applicable to all officers, directors, employees, and agents of each Party and its Affiliates. Each Party shall be responsible for ensuring the compliance with the terms hereof by all such officers, directors, employees, and agents.

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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
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ARTICLE 17 – DISPUTE RESOLUTION
17.1    Disputes.

17.1.1
This Article 17 shall provide the exclusive means of resolving any other dispute, claim, controversy or failure to agree arising out of, relating to, or connected with this Agreement or the breach, termination, or validity thereof (a “Dispute”).

17.1.2
Either Party may invoke the provisions of this Article by giving Notice thereof to the other Party with a detailed description of the matters involved in the Dispute. The Parties shall attempt to resolve such Dispute through good faith negotiations, including one or more meetings between senior executive representatives of the Parties, during the ***** following such Notice. The ***** for negotiation may be shortened or lengthened by mutual agreement. The failure to conduct such negotiations for any reason shall not bar the referral of the Dispute to arbitration pursuant to the remaining provisions of this Article.

17.2	Arbitration Rules.
Any Dispute that the Parties have not resolved within the ***** period in Section 17.1 (or with respect to which either Party elects to forego negotiations under Section 17.1) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by three (3) arbitrators (the “Tribunal”) appointed as follows: Each Party shall appoint one of the arbiters, and the third arbiter shall be selected in accordance with the Rules. The seat of the arbitration shall be Stockholm, Sweden. The Parties shall use their reasonable efforts to select an arbitrator who has experience in complex commercial matters involving the application of Swedish Law.
17.3    Hearings and Award.
All hearings shall be held, if possible, within ***** following the appointment of the arbitrator. At a time designated by the Tribunal, each Party shall simultaneously submit to the Tribunal and exchange with each other its final proposed award, and in rendering the final award, the Tribunal shall be limited to choosing the award proposed by one Party or the other, in either case without modification; provided, however, that in no event shall the Tribunal award any damages prohibited under Article 11 hereof, or make any award that is otherwise inconsistent with the terms and conditions of this Agreement or exceeds the ***** caps on liability imposed hereunder. Unless the Tribunal determines that extraordinary circumstances require additional time or both Parties jointly request an extension in writing, the Tribunal shall issue the final and binding award, which shall not be subject to appeal, no later than ***** after completion of the hearings, and judgment on any award may be entered in any court having jurisdiction thereof. Nothing herein shall limit the rights of either Party under the 1958 United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.
17.4    Notice.

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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
USEC CONTRACT NO. EC-SC01-18MI03174

Each Party consents to service of the Notice of arbitration, and any other paper in the arbitration or in any proceeding brought pursuant to this Agreement, by registered mail or personal delivery at its address specified in Article 18.
17.5    Confidentiality.
The fact that either Party has invoked the provisions of this Article 17, the arbitration proceedings and related communications or disclosures, and the decision of the Tribunal, shall all be considered Restricted Propriety Information under Article 16, and the Parties shall ensure that the Tribunal agrees not to make disclosure of any Restricted Proprietary Information that would not be permitted to be disclosed by a Party under the terms of Article 16.
17.6    Binding Upon Successors.
This agreement to arbitrate and any award made hereunder shall be binding upon the successors and assigns and any trustee or receiver of each Party.
17.7    Effect of Arbitration on Performance.
The fact that either Party has invoked the provisions of this Article 17 shall not relieve either Party of any obligations it may otherwise have to continue performance in accordance with the provisions of the Agreement.
17.8    Waiver.
To the extent either Party has or hereafter may acquire any immunity (including sovereign immunity) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Party hereby irrevocably waives such immunity in respect of its obligations and liabilities under, or in connection with, this Agreement.
17.9    Costs.
Each Party shall *****.

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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
USEC CONTRACT NO. EC-SC01-18MI03174

ARTICLE 18 – NOTICES AND ADDRESSES
18.1    Notices.
Any notice, request, demand, claim or other communication related to this Agreement (a “Notice”) must be in writing and delivered by hand, registered mail (return receipt requested), overnight courier, or transmitted by electronic mail if a confirming copy is promptly delivered to the other Party by one of the foregoing methods (or by first class mail) at the following addresses and numbers:
Customer:
United States Enrichment Corporation
c/o Centrus Energy Corp.
6901 Rockledge Drive
Bethesda, Maryland 20817
ATTENTION: Vice President, Sales and Chief Marketing Officer
Electronic mail: donelsonj@centrusenergy.com

Supplier:
Orano Cycle Site du Tricastin - BP 16
26702 Pierrelatte Cedex
FRANCE
ATTENTION: Sandra Mateos
Electronic mail: sandra.mateos@orano.group

Either Party may change its address, including electronic mail address, for receiving Notices by giving Notice of such change to the other Party no later than thirty (30) Business Days prior thereto.

18.2    Giving of Notice.
All Notices shall be deemed given upon actual receipt thereof. Compliance with Section 18.1 for a particular Notice shall be deemed waived if the other Party acknowledges actual receipt of the Notice by one of the means in Section 18.1.
ARTICLE 19 – GENERAL
19.1    Governing Law.
The validity, performance, and all matters relating to interpretation and effect of this Agreement and any amendment hereto shall be governed by the laws of Sweden.
19.2    Captions and Headings of No Effect.
The captions and headings in this Agreement are inserted for convenience only and shall not affect the interpretation or construction of this Agreement or any provision hereof.
19.3    Invalid or Unenforceable Provisions.

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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
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If any provision of this Agreement is or becomes invalid or unenforceable, the remainder of this Agreement shall not be affected. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, only as to such jurisdiction, be ineffective only to the extent of the prohibition or unenforceability. The Parties shall cooperate to negotiate mutually acceptable terms to replace any invalid or unenforceable provision.
19.4    No Waiver.
The failure of either Party to enforce any of the provisions of this Agreement, or to require at any time strict performance by the other Party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof, or the right of such Party thereafter to enforce each and every such provision.
19.5    Contractors.

19.5.1
A Party may fulfill its obligations under this Agreement through one or more contractors. No such contractor and/or subcontractor is authorized to modify the terms of this Agreement, waive any requirement hereof, or settle any claim or dispute arising hereunder.

19.5.2
References in this Agreement to the liability of a Party for its negligence or intentional acts shall be deemed to include the negligence or intentional acts or omissions of the Party’s contractors, subcontractors, employees, or agents if, under applicable law, the Party would be vicariously liable for such acts or omissions.

19.6    Survival.
This Article and the provisions set forth in Articles 1, 7 (first sentence only) 8, 9, 10, 11, 13, 16, 17 and 18; and Sections 5.4, 5.5, 6.2, 6.3, 6.4, 6.5, 14.2 and 14.3 and the Appendices (Appendices shall survive for twelve (12) months following the month the Agreement terminates or expires) shall survive termination or expiration of this Agreement.
19.7    Amendment.
No modification or amendment of this Agreement shall be effective unless it is in writing and signed by both Parties.

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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
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19.8    No Third Party Beneficiaries.
Except where the Agreement specifically states otherwise (for example, in Section 11.3), nothing in this Agreement shall be interpreted as creating any right of enforcement of any provision herein by any person or entity that is not a Party to this Agreement.
19.9    Consent to be Reasonably Given.
Where a Party must give its consent under this Agreement, such consent may not be unreasonably withheld or delayed unless the Agreement provides that such consent is at the sole discretion of such Party.
19.10    Execution in Counterparts.
This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed in two (2) originals by their duly authorized officers as of the Effective Date.
Orano Cycle                        UNITED STATES ENRICHMENT
CORPORATION
By: /s/     Philippe T. Knoche                By: /s/ Daniel B. Poneman
Name: Philippe T. Knoche                Name: Daniel B. Poneman
Title: Chief Executive Officer             Title: President and Chief Executive Officer

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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
USEC CONTRACT NO. EC-SC01-18MI03174

APPENDIX A: ORDER FOR DELIVERY

1.    EP Delivery Date
2.    Quantity (in KgU) of Enriched Product to be Delivered by Supplier
3.    The Assay(s) of the Enriched Product to be Delivered by Supplier

4.	The quantity of SWU to be supplied in the Enriched Product

5.	The quantity (in KgU of natural UF6) of Feed Material to be supplied by Customer, as well as, if known, the Feed Delivery location(s) for such quantity and the Feed Material Origin(s)

Quantity	Delivery location(s) and Origin(s) (if known; otherwise provide under Section 3.3)
[fill in]	[fill in]
[fill in]	[fill in]

6.    Tails Assay
8.    Enriched Product Delivery location(s)

9.	Method of Enriched Product Delivery (i.e., Physical Delivery or Book Transfer) and, if a Book Transfer *****

10.	Confirmation from Customer that the Feed Material to be Delivered has an Origin or Origins that can lawfully be used in licensed commercial nuclear reactors in the United States

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APPENDIX B: PLANNING DATA
Subject to Section 3.5, Customer provides the following non-binding information, which will be update annually:

Delivery Year	2023	2024	2025	2026	2027	2028
The amount of SWU expected to be purchased in the Delivery Year	*****	*****	*****	*****	*****	*****
The anticipated Enriched Product Delivery location(s)	*****	*****	*****	*****	*****	*****

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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
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APPENDIX C – CYLINDERS
1.    Obligation to Provide Cylinders and Overpacks.
(a)    Where Customer has requested a Physical Delivery in an Order or Withdrawal Notice, Customer shall physically deliver to Supplier, *****, all Cylinders necessary for Supplier to make a Physical Delivery of Material to Customer or Client, no later than *****. In the case of replacement or additional Enriched Product to be provided by Supplier under Appendix D, Supplier shall provide all Cylinders and overpacks required for Deliveries of replacement or additional Enriched Product under such Appendix, unless Customer elects to supply Cylinders and overpacks for such replacement or additional Enriched Product. Overpacks required for a Physical Delivery need not be provided until *****.
(b)    If Customer does not supply Cylinders as required in Paragraph 1(a) of this Appendix for a Physical Delivery of Enriched Product pursuant to an Order or Withdrawal Notice, Supplier may offer to rent Cylinders to Customer subject to Supplier’s terms and conditions for use and return of Cylinders.
2.    Specifications.
All Cylinders, overpacks or equipment supplied by either Party must meet all applicable regulatory specifications and requirements as to safety, design criteria, cleanliness and freedom from contamination in effect at the time furnished under vacuum, utilized or returned, as the case may be, and shall conform to the requirements described in USEC-651(Rev.10) (The UF6 Manual: Good Handling Practices for Uranium Hexafluoride) or any successor publication or revision thereof provided to Supplier.
3.    Other Equipment.
In addition to Cylinders and overpacks, Customer shall supply P-10 sample containers for the samples to be provided to Customer by Supplier except that sample containers required for Physical Delivery of replacement or additional Enriched Product shall be provided by Supplier. All equipment other than Cylinders, overpacks and sample containers required to make a Physical Delivery, including sample containers for Official Samples to be retained by Supplier (as defined in Appendix D) and for use in analysis of samples by Supplier, shall, unless otherwise agreed, be supplied by Supplier.
4.    Responsibility for Loss or Damage.
Upon physical delivery of a Cylinder, overpack, or other equipment to Supplier, Supplier shall bear risk of loss of, or damage to, such Cylinder, overpack, or other equipment until such Cylinder, overpack, or equipment is physically delivered to *****, at which point responsibility for loss or damage shall transfer back to Customer. Supplier also shall bear risk of loss of, or damage to, to P-10 sample containers provided by Customer until such sample containers are physically delivered to Customer, *****, at which point responsibility for loss or damage shall transfer back to Customer.

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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
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Orano Cycle CONTRACT NO. C18 012 CEN SW 00
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APPENDIX D – SAMPLING, ACCEPTANCE AND DISAGREEMENTS
1.    Statement of Quantities and Properties.
With each Physical Delivery of Material, Supplier shall furnish Customer with a Certificate of Quality and Quantity (“CQQ” or “Statement”) for the Material Physically Delivered by Supplier, that includes the empty gross weight of the Cylinder, the gross weight of the filled Cylinder, the net weight of the Material it contains, the Assay, the technical information needed to establish that the Material is Conforming Material, and Supplier’s certification that the Material is Conforming Material and meets the terms of the Order or Withdrawal Notice. The Statement may be provided in a form agreed by the Parties, but if not agreed by the Parties, it shall be provided in the form commonly used by Supplier with customers in Japan.
2.    Official Samples.
(a)    Supplier shall sample Material Physically Delivered in accordance with Supplier’s procedures. *****. Samples of Material taken by Supplier in accordance with Supplier’s procedures shall be the official samples (the “Official Samples”) and shall be binding upon Supplier, Customer, and any umpire selected by the Parties. The amount of Enriched Product in any samples that are taken by Supplier at Customer’s request shall be paid for by Customer at the prices established for SWU under this Agreement.
(b)    From each Cylinder of Enriched Product to be Delivered to Customer or from each mother cylinder use to fill such Cylinders, *****.

(c)    *****;
(d)    Supplier shall retain Official Samples from all Cylinders of Enriched Product until *****, provided that such Official Samples may be provided to an umpire under Paragraph 7. All Official Samples held pursuant to the proceeding sentence shall be held in sample containers provided by Supplier at no cost to Customer that are suitable for shipment to an umpire as needed.
3.    Official Weights.
(a)    Supplier shall determine the gross weight of all filled Cylinders, the empty gross weight of all empty Cylinders, and the net weight of all Material Physically Delivered by or to Supplier using Supplier’s weighing procedures and equipment. For purposes of this Appendix D, “net weight” shall mean the difference between the gross weight of a Cylinder filled with Material and the empty gross weight of such Cylinder. “Empty gross weight” shall mean the weight of the Cylinder after it has been emptied, but including any Material left in the Cylinder after emptying (“heels”). Supplier’s gross weight determination shall be final unless the gross weight determined by Customer (or Fabricator, if Supplier Physically Delivers such Cylinder to Fabricator) differs from Supplier’s gross weight determination by more than the “Applicable Dispute Limit,” which shall mean, *****; provided, that Customer notifies Supplier of such discrepancy prior to Acceptance of the Material.

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(b)    The Parties shall follow the check-weight procedures in Paragraph 8 of this Appendix D in resolving such disputes, and the resolution of such disputes in accordance with Paragraph 8 shall be final and binding on the Parties. Notwithstanding the existence of a discrepancy in gross weight or a dispute concerning such discrepancy, Supplier’s gross weight determination shall be final and binding on the Parties if Customer or its agent (including Fabricator) breaks the seal on, or evacuates any of the Material from, the disputed Cylinder prior to resolution of the discrepancy or Supplier’s agreement to accept Customer’s (or Fabricator’s) gross weight determination.
(c)    As between the Parties, the weight determined by the Parties under this Paragraph 3 shall be considered the “official weight” for purposes of this Agreement.
4.    Observation of Filling Cylinder, Weighing and Sampling.
If requested in Customer’s Order or Withdrawal Notice, Customer (or its representative, which may be a Client if qualified and approved in advance by Supplier for plant access to the Orano Cycle Enrichment Facility) shall be given an opportunity to observe, at Customer’s expense, (a) the filling of any Cylinder; (b) the weighing of any Cylinder pursuant to Paragraph 3 of this Appendix; and (c) the taking of Official Samples by Supplier pursuant to Paragraph 2 of this Appendix. Supplier shall notify Customer of the date(s) and place(s) for observing such events.
5.    Acceptance.
(a)    Acceptance shall be deemed to have occurred in the event:
(i)    Customer fails to notify Supplier of its disagreement with the Statement, or that the Material is not Conforming Material, within *****; or
(ii)    Customer uses, commingles or otherwise disposes of such Material, except to the extent necessary for storage or protection against health and safety hazards; or
(iii)    an umpire determines (or the Parties agree) that the Parties must accept the Statement as correct and that the Material is Conforming Material.
(b)    The Customer’s right to reject Material shall terminate upon Acceptance of such Material.
6.    Rejection and Replacement.
(a)    If Customer disagrees with the Statement (other than net weight, which shall be finally determined by Supplier under Paragraph 3 of this Appendix) or determines that the Material is not Conforming Material, Customer may, prior to Acceptance, notify Supplier of its disagreement, including the measurements and analytical data supporting Customer’s position (Customer’s Notice being referred to herein as a “Rejection Notification”), and, subject to resolution of such disagreement, require Supplier to replace the Material with Conforming Material, or in the case of an alleged shortage in quantity, to Deliver the shortfall. The Supplier shall make such replacement or additions as soon as practicable, but in no event later than: *****.

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(b)    *****. If Supplier disputes the Rejection Notification, and such dispute is resolved in favor of Customer, Supplier shall *****. Customer shall use its reasonable efforts to assist Supplier *****.
(c)    Title to, and risk of loss of, Material that is rejected by Customer pursuant to this Paragraph shall pass to Supplier upon *****. Title to and risk of loss of replacement or additional Material Delivered pursuant to this Paragraph shall pass to Customer upon *****.
(d)    *****. If the defect in the Material can be corrected through a means other than replacement of the defective Material, Supplier may utilize such means. The Parties shall finally resolve disputes concerning the Assay of Material and its conformance with the applicable specification under the procedures set forth in Paragraph 7. The procedures in Paragraph 8 shall apply to weight disputes. All other disputes shall be subject to Article 17.
7.    Resolution of Disputed Rejection Notification.
(a)    If a dispute of a Rejection Notification is not resolved by mutual agreement *****, the applicable Official Sample(s) shall be submitted to a mutually agreed-upon umpire for analysis. The umpire’s results shall be conclusive on both Parties if such results are within the range determined by both Parties’ results. If the umpire’s results are outside the range determined by the Parties’ results, the Parties shall accept the results of the Party that are nearest to the umpire’s results.
(b)    *****.
8.    Resolution of Weight Disputes.
If, in accordance with Paragraph 3 of this Appendix D, Customer notifies Supplier that the gross weight of a filled Cylinder Physically Delivered by Supplier differs by more than the Applicable Dispute Limit (as defined in Paragraph 3) from the gross weight determined by Supplier, then, if the discrepancy cannot be resolved by mutual agreement within *****, Customer shall arrange for a separate check weighing to determine the gross weight of the filled Cylinder. Supplier shall have the right to witness the check weighing. Customer shall give Supplier ***** notice of the time and place for the check weighing. The check weighing shall be conducted on calibrated scales and weighing machines properly certified for such purpose. The check weighing procedure shall be as follows:
(a)    All Cylinders and/or weights shall be first removed from the scales, and the scales shall be zero-checked.
(b)    A mutually agreed standard weight shall then be placed on the scales in order to verify their accuracy. If the indicated weight of the standard weight differs from its known weight by more than *****, the scales shall be recalibrated.
(c)    The Cylinder to be check-weighed shall be examined to ensure that the valve protector and other removable items have been removed and then it shall be reweighed. The results of the reweighing shall be defined as the “Check Weight.”

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(d)    If the Check Weight and Supplier’s gross weight determination differ by an amount equal to or less than the Applicable Dispute Limit, Supplier’s gross weight determination shall be binding.
(e)    If the Check Weight and Supplier’s original gross weight differ by more than the Applicable Dispute Limit, the Check Weight shall be binding.
(f)    *****.
(g)    *****.
Neither Customer nor any party acting on its behalf shall evacuate or break the seal of a Cylinder which is the subject of a dispute concerning gross weight until any discrepancy concerning weight is resolved under this Appendix.

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APPENDIX E – ENRICHED PRODUCT CERTIFICATION
*****

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APPENDIX F - DETERMINATION OF RESPECTIVE AMOUNTS OF FEED MATERIAL AND SWU

1.    Determination of the amount of SWU

The relationship between the amount of SWU, the amount of Enriched Product, the amount of Feed Material and the isotopic Assay is:

Q = Qp [V (Np) - V (Nw)] - Qf [V (Nf) - V (Nw)]

where:
V (Nx) = (2 Nx - 1) Ln [Nx/ (1-Nx)]

and:
Qf = Qp (Np - Nw) / (Nf - Nw)

where:

Q    =    amount of SWU to be invoiced

Qp    =    amount of Enriched Product (kgU) Delivered by Supplier

Qf    =    amount of Feed Material (kgU) as UF6 supplied by Customer

Np    =    Enriched Product Assay

Nf    =    Feed Material Assay equal to 0.00711 U-235

Nw    =    Tails Material Assay

V(Nx)    =    function of Nx, the value of which must be calculated for Nx = Np, Nx
=     Nw, Nx = Nf

Ln    =    natural logarithm (base e)

For the application of the above formula the figures shall be treated as follows:

•	Intermediate calculation (i.e. V(Np), V(Nf) and V(Nw)) will be rounded to the eighth decimal place.

•	The amount of Enriched Product is expressed in kilograms of uranium, rounded to the nearest third decimal place (i.e. to the gram).

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•	The amount of Feed Material to be supplied is expressed in kilograms of uranium, rounded to the nearest third decimal place (i.e. to the gram).

•	The amount of Feed material used in the formula to calculate the amount of SWU to be invoiced will be rounded to the eighth decimal place.

•
Amounts of uranium, either Feed Material or Enriched Product, are obtained by multiplying the measured quantities of corresponding UF6 material (expressed in Kilograms rounded up to the nearest first decimal place for the UF6 weighed in 30B containers and, in the case of UF6 weighed in 48Y containers, rounded up to the nearest integral number) by the measured ratio of uranium content. This ratio is expressed to the nearest fourth decimal place.

•	The Enriched Product Assay is expressed in weight fraction and rounded up to the nearest fifth decimal place.

•	The amounts of separative work, expressed in SWU, are rounded up to the nearest third decimal (i.e. to the 1/1,000 SWU).

2.    Determination of the amount of Feed Material

The amount of Feed Material to be supplied by Customer for a given amount of Enriched Product is defined by the relationship mentioned in the above Paragraph 1:

Qf = Qp (Np - Nw) / (Nf - Nw)

The Tails Assay used in this formula is the Tails Assay in Customer’s Order.

It is not necessary to take into account any losses which might arise during Enrichment. These losses are for the sole account of Supplier.

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